UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2017, LiveXLive Media, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with LXL Music Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Slacker, Inc., a Delaware corporation (“Slacker”), and Columbia Capital Equity Partners V (QP), L.P., in its capacity as stockholders’ agent in connection with the transactions contemplated by the Agreement. Pursuant to the Agreement, at the closing of the transactions contemplated therein (the “Closing”), the Merger Sub will merge with and into Slacker (the “Merger”), and following the Merger, the separate corporate existence of the Merger Sub will cease and Slacker will continue as the surviving corporation of the Merger and a wholly owned subsidiary of the Company.

Slacker delivers free and subscription-based access to millions of songs and hundreds of expert-programmed stations, plus news, sports and talk, on the web and on mobile devices, in-car infotainment systems and consumer electronics platforms. By blending cutting-edge analytics with a team of expert music curators and content programmers, Slacker delivers a seamless music discovery experience and uniquely personalized entertainment. Slacker was founded in 2006 and is headquartered in San Diego, California.

The Closing is subject to various closing conditions, including, among others, approval of the Merger by Slacker’s stockholders in accordance with applicable Delaware law, the Company’s consummation of an underwritten public offering of its shares of common stock to be registered on a Registration Statement on Form S-1, as may be amended from time to time and as filed with the Securities and Exchange Commission (the “Public Offering”), and the Company’s shares of common stock being listed on the NASDAQ Global Select Market or The New York Stock Exchange (the “Stock Exchange”), as applicable to the Public Offering. A portion of the net proceeds of the Public Offering will be used for the payment of the Cash Merger Consideration (as defined below).

At Closing, upon satisfaction of each of the closing conditions set forth in the Agreement, each share of Slacker’s common stock and preferred stock (“Slacker Capital Stock”) will be converted into the right to receive an amount in cash and a certain number of shares of the Company’s common stock in accordance with the Agreement pursuant to the respective rights of the holders of various series of Slacker’s preferred stock and the rights of holders of common stock under Slacker’s Certificate of Incorporation. The total cash consideration to be paid by the Company to the participating holders of Slacker Capital Stock in connection with the Merger will be $44,000,000 minus (i) the Convertible Notes Payoff Amount (as defined in the Agreement), minus (ii) the Estimated Closing Indebtedness (as defined in the Agreement), plus (iii) the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Target Working Capital (each as defined in the Agreement), minus (iv) the absolute value of the amount, if any, by which the Target Working Capital exceeds the Net Working Capital (as defined in the Agreement), as such amount may be adjusted by mutual agreement of the Company and Slacker prior to the Closing pursuant to the Agreement (the “Cash Merger Consideration”). The total number of shares that the Company will issue to the participating holders of Slacker Capital Stock in connection with the Merger will be equal to the quotient that results from dividing (a) $6,000,000 by (b) the offering price of the Company’s common stock in the Public Offering (the “Stock Merger Consideration”). Each participating holder of Slacker Capital Stock receiving Stock Merger Consideration will be required to execute a customary 180-day lock-up agreement with the underwriters of the Public Offering with respect to the transfer or disposition of the Company’s shares of common stock received in connection with the Merger and entry into certain transactions involving securities related thereto.

The parties to the Agreement made certain representations, warranties and covenants that are customary for transactions of this nature, agreed to certain indemnification terms as set forth in the Agreement, and agreed to enter into certain agreements in connection with the Merger. Effective as of the Closing, (a) the directors of the Merger Sub immediately prior to the Closing will become the directors of Slacker, and (b) the officers of Slacker immediately prior to the Closing will continue to be the officers of Slacker, in each case, to serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

The Company agreed to use its commercially reasonable efforts to (i) cause its shares of common stock to be approved for listing on the Stock Exchange and (ii) price, consummate and close the Public Offering on or prior to September 22, 2017. Slacker and the Company have certain termination rights as set forth in the Agreement, including that (x) Slacker may terminate the Agreement at any time prior to the Closing if (A) the Public Offering has not priced on or prior to September 22, 2017, or (B) the Company’s shares of common stock have not been approved for listing on the Stock Exchange on or prior to September 22, 2017, or (y) either the Company or Slacker may terminate the Agreement if the Closing has not occurred on or before September 30, 2017, or such other date as may have been agreed upon in writing by the Company and Slacker.

There can be no assurance that the Merger will be consummated or as to the date by which the Merger may be consummated, if at all.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and hereby incorporated by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

In connection with the transactions contemplated by the Agreement, the Company will issue shares of its common stock as Stock Merger Consideration. The number of shares of common stock to be issued, the nature of the transaction and the nature and amount of consideration to be paid by the Company are described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

The shares of common stock to be issued by the Company in connection with the Merger will be issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 25, 2017, by and among LiveXLive Media, Inc., LXL Music Acquisition Corp., Slacker, Inc. and Columbia Capital Equity Partners V (QP), L.P., in its capacity as the Stockholders’ Agent.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: August 31, 2017

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